UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 9, 2005

MAVERICK TUBE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10651	43-1455766
(Commission File Number)	(IRS Employer Identification No.)

16401 Swingley Ridge Road, Suite 700,
Chesterfield, Missouri	63017
(Address of Principal Executive Offices)	(Zip Code)

(636) 733-1600
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Commentary to Section 303A.03 of the New York Stock Exchange ("NYSE") Listed Company Manual requires each listed company to disclose in its proxy statement either the name of the director chosen to preside at executive sessions of non-management directors or, if the same individual is not the presiding director at all executive sessions, the procedure by which a presiding director is selected for each executive session.

On September 9, 2005, the NYSE notified Maverick Tube Corporation (the “Company”), on an informal basis, that the required information regarding the presiding director was not disclosed in the Company’s proxy statement. The Company explained that a presiding director is selected by a majority of the directors present at each executive session of the Company's non-management directors, and that the information had been inadvertently omitted from the proxy statement. The NYSE advised the Company of alternative methods for curing the non-compliance, including the filing an 8-K with the required disclosure. Although the Company does not believe that its failure to disclose the selection process for presiding directors at executive sessions of non-management directors in its proxy statement is material, the Company is correcting its noncompliance by filing this Current Report on Form 8-K with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 15, 2005

MAVERICK TUBE CORPORATION

By:	/s/ Joyce M. Schuldt
Joyce M. Schuldt
Senior Vice President - Finance, Chief
Financial Officer and Secretary